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                                                                   Exhibit 10.27


                   TECHNICAL SERVICES AND LICENSING AGREEMENT

                   Technical Services and Licensing Agreement

This agreement is made by the Hainan Pacific New High Tech Company Limited (hereinafter as Party A) and the American Pacific Aviation & Technology Corporation (hereinafter as Party B), based on the principle of mutual benefits and through friendly negotiations, for the provision of technical services and licensing (patent technology) by Party B to Party A for the production of contactless smart cards.

1. Party B shall provide the full set of technology (including technical process, operation rules, maintenance rules, inspecting and testing rules, administration system and all drawings, information, software or patent technology) for the production of contactless smart cards and shall guarantee that the production equipment and products produced by Party A meet the requirements of the "Agreement for Purchase of Equipment".

2. The patent technology and exclusive technology provided by Party B to Party A shall not involve any industrial property right of other countries or companies and Party A shall be legally protected that it has the legal right of utilization.

3. Without written permission of Party B, Party A shall not transfer the patent technology or exclusive technology to any third party, nor Party A shall duplicate the equipment provided by Party B. Without the permission of Party B, Party A shall not allow business or technical personnel of other party to examine the production line or give any technical information from Party B to any third party.

4. Party B shall be responsible for providing all technical services of installation, trouble shooting, test running, receipt and acceptance, and shall solve all technical problems before receipt and acceptance to guarantee that the equipment will produce 1500 pieces/hour. Party A shall provide lodging and food for technical experts of Party B and shall assign special staff to coordinate the project to ensure that installation, trouble shooting and test running go through smoothly. The period for installation and test running the equipment shall be two weeks. The travel expenses of experts from Party B shall be assumed by Party B.

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5.    Party B shall train the staff of Party A for a period of two weeks. Party
      A shall select qualified staff to receive training. In the event that members from Party A fail to master the production technology during the training period, said period can be extended to three or four weeks, the cost of such extension shall be assumed by Party A.

6. Party B shall cover the cost of providing the complete technology (including the cost of providing technical details, operation rules, maintenance rules, inspection and testing rules, administration system, drawings and information and software and the compensation and travel expenses of experts from Party B coming to China) and the cost of patent technology and exclusive technology licensing, and staff training. All these costs are included in the equipment purchase cost paid by Party A. With the exception of the equipment purchase cost, Party A shall pay no additional fee. In addition, at least in the first half year after the actual production starts, Party B shall send one to three technical staff to stay in Party A's site to help Party A produce and to provide technical support. Party B shall also help Party A to obtain the certification by Philips and Visa.

7. This agreement and the "Agreement of Purchase of Raw Materials and Sales of Products" shall become effective at the same time.

8.    Default
      Both parties shall execute the provisions of the agreement sincerely. In the event any party fails to execute any of the above provisions that causes the economic loss of other party, the defaulting party shall compensate the loss. Claims and penalties shall be executed according to Chapter IX of the "Agreement for Purchase of Equipment".

9.    Settlement of Dispute
      Any dispute over the agreement by Parties A and B shall be settled through friendly negotiation. In the event negotiation fails to settle the dispute, it shall be arbitrated by the China Economic and Foreign Trade Arbitration Committee in Beijing. Fee for arbitration shall be paid by the losing party.

10.   This agreement shall become effective on the date signed.

11. This agreement contains four original copies, with each party holding two copies each. All copies bear equal validity.

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PARTY A:
Company Representative: Ying Xue Tian
Signature: (signature)
May 8, 2001

PARTY B: The American Pacific Aviation & Technology Corporation
Company Representative: Allen Yue
Signature: (signature)
May 08, 2001

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